[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP

January 13, 2025

NXG Cushing® Midstream Energy Fund

One Energy Square
4925 Greenville Avenue, Suite 1310

Dallas, Texas 75206

Re:	NXG Cushing® Midstream Energy Fund — Offering of Common Shares

Ladies and Gentlemen:

We have acted as special United States counsel to NXG Cushing® Midstream Energy Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 745,000 shares (the “Shares”) of common shares of beneficial interest, par value $0.001 per share of the Trust (the “Common Shares”), pursuant to the Amended and Restated Distribution Agreement, dated January 13, 2025 (the “Distribution Agreement”), between the Trust and Foreside Fund Services, LLC.

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)       the notification of registration on Form N-8A (File No. 811-22072) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on May 25, 2005;

(ii)      the registration statement on Form N-2 (File Nos. 333-273954 and 811-22072) of the Trust relating to the offering of the Shares and other securities, filed with the Commission on August 11, 2023 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendments Nos. 1 and 2 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on November 13, 2023 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

NXG Cushing Midstream Energy Fund

January 13, 2025

(iii)     the prospectus and Statement of Additional Information of the Trust, each dated November 13, 2023, in the form filed with the Commission on November 21, 2023 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(iv)     the prospectus supplement of the Trust, dated January 13, 2025, relating to the offering of the Shares, in the form filed with the Commission on January 13, 2025 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(v)      an executed copy of a certificate of Brad Mead, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)     a copy of the Trust’s Certificate of Trust, dated May 23, 2007, as amended by Certificates of Amendments dated as of February 20, 2018 and April 3, 2023 and a Certificate of Merger dated May 27, 2020 (as so amended, the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of January 13, 2025 and certified pursuant to the Secretary’s Certificate;

(vii)    a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the Board of Trustees of the Trust, dated as of May 12, 2011, as amended by Certificates of Amendment to the Trust’s Second Amended and Restated Declaration of Trust, dated February 20, 2018 and April 3, 2023, by the Board of Trustees of the Trust (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii)    a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(ix)     copies of certain resolutions adopted by the Board of Trustees of the Trust on August 4, 2023 and January 13, 2025, relating to the registration of the Shares and related matters, certified pursuant to the Secretary’s Certificate;

(x)       a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi)       an executed copy of the Distribution Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Distribution Agreement.

NXG Cushing Midstream Energy Fund

January 13, 2025

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Organizational Documents” means those documents listed in paragraphs (vi) through (viii) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when the Shares are issued and sold in accordance with the provisions of the Distribution Agreement upon payment of the consideration therefor determined by the Board of Trustees, the Shares will be validly issued and fully paid, and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except as provided in Article VIII, Section 2 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.

In addition, in rendering the foregoing opinions we have also assumed that:

(a)      the Organizational Documents constitute the only governing instruments, as defined under the DSTA, of the Trust;

(b)      the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA;

(c)      (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust; and

(d)      any Shares issued and sold pursuant to the Distribution Agreement are sold at a price that is not below either (i) the par value per Common Share or (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

NXG Cushing Midstream Energy Fund

January 13, 2025

We hereby consent to the filing or incorporation by reference of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” in the prospectus forming part of the Registration Statement and “General Information—Legal Matters” in the statement of additional information forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH